UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 23, 2009
(Date of earliest event reported)

U.S. Precious Metals, Inc.
(Exact name of registrant as specified in the charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

171 Walnut Crest Run
Sanford, Florida 32771
(Address of Principal Executive Offices)

(407) 566-9310
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Section 3 – Securities and Trading Markets

Item 3.02.   Unregistered Sales of Equity Securities.

U.S. Precious Metals, Inc. (“USPR”) sold an additional $155,000 Convertible Promissory Note on February 25, 2009 (the “Note”) pursuant to a private offering by USPR of up to $500,000 of Notes (the “Offering”), which Offering is not subject to any underwriting discounts or commissions. The sale of this Note concludes the Offering.

The terms of the Note is the same as previously disclosed in our Current Report on Form 8-K/A, as filed on December 23, 2008. Those terms are: At the option of the holder, the Note may be converted, at any time after June 30, 2009 and on or before the maturity date, into shares of USPR’s common stock (“Common Stock”) at a conversion price of $0.30 per share; provided, however, that if USPR is actively negotiating its next financing or if USPR has entered into a definitive agreement providing for a change of control, optional conversion features will not be applicable. The Note bears simple, annual interest at 16%. The maturity date of the Note is the earlier of (A) an offering of securities by USPR in a transaction or series of related transactions in which at least $10,000,000 in gross proceeds is received by USPR (a “Qualified Financing”), (B) a change of control of USPR, or (C) the date that is 2 years after the date of issuance of the applicable Note.

If, prior to any optional conversion, the Company completes a Qualified Financing or experiences a change of control, the principal and outstanding interest will automatically convert into shares of USPR’s Common Stock at a conversion price of $0.30 per share.

USPR is relying on Rule 506 of Regulation D as the applicable exemption from the registration requirements of the Securities Act of 1933. The Offering is being made only to “accredited investors,” as such term is defined in Rule 501 of Regulation D.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01.   Changes in Registrant’s Certifying Accountant.

On February 23, 2009, the Company terminated the engagement of Robert G. Jeffrey, CPA (“Robert Jeffrey”) as the Company’s independent certified public accounting firm. This decision to change accountants was recommended and approved by the Board of Directors of the Company on February 19, 2009.

Our consolidated financial statements for the years ended May 31, 2008 and 2007 were audited by Robert Jeffrey. Robert Jeffrey’s reports on our financial statements for the two most recent fiscal years contained no adverse opinion or disclaimer of opinion, except that, with respect to the Company’s financial statements for the fiscal quarter ended August 31, 2008, substantial doubt was raised as to the Company’s ability to continue as a going concern. Robert Jeffrey’s reports on our financial statements for the two most recent fiscal years was conducted in accordance with the standards of the U.S. Public Company Accounting Oversight Board and did not express an opinion as to the effectiveness of the Company’s internal control over financial reporting.

During the years ended May 31, 2008 and 2007 and through February 23, 2009, there were no disagreements with Robert Jeffrey on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Robert Jeffrey, would have caused Robert Jeffrey to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company has provided Robert Jeffrey with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested Robert Jeffrey to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made above.

Concurrent with this action, our Board of Directors appointed MHM Mahoney Cohen CPAs (The New York Practice of Mayer Hoffman McCann P.C.) (“MHM”) as our new independent certified accounting firm. MHM is located at 1065 Avenue of the Americas, New York, New York 10018.

During the two most recent fiscal years and through February 23, 2009, neither the Company nor anyone on the Company’s behalf consulted with MHM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or reportable event.

Section 7 – Regulation FD

Item 7.01.   Regulation FD Disclosure.

On February 27, 2009, USPR issued a press release in which it announced the closing of the Convertible Promissory Note Offering.

A copy of the Press Release, dated February 27, 2009, is attached to this Form 8-K as Exhibit 99.1. Such press release is incorporated by reference into this Form 8-K in its entirety.

Section 9 – Financial Statements and Exhibits.

Item 9.01.   Financial Statements and Exhibits.

Item 9.01

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 27, 2009.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Precious Metals, Inc.

By:	/s/ M. Jack Kugler

Name: M. Jack Kugler
Title: Chief Executive Officer
Date: February 27, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 27, 2009.